UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.          )

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GANNETT CO., INC.
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   March 20, 2019

Gannett Comments on MNG Enterprises, Inc.’s Continued Failure
to Produce a Financing Commitment

No Shareholder Action Required at This Time

McLEAN, VA – Gannett Co., Inc. (NYSE: GCI) (“Gannett” or “company”) today confirmed receipt of a letter provided to MNG Enterprises, Inc. (“MNG”) from Oaktree Capital Management L.P. in connection with MNG’s unsolicited proposal to acquire Gannett, which the Gannett board of directors unanimously rejected on February 4, 2019. Gannett issued the following statement:

The letter that MNG has procured from Oaktree’s distressed debt fund, Oaktree Strategic Credit, more than two months after MNG launched its unsolicited proposal, does not represent a contractual commitment or a legal obligation, and is highly conditional. Furthermore, Oaktree Strategic Credit did not indicate that it was confident in its own ability to arrange committed financing or otherwise suggest it would even play a role in the financing, as would be customary in a letter of this kind.

The Gannett board of directors is confident that Gannett has significant value creation potential in continuing to execute the company’s strategy. Given Gannett’s operational expertise, our focus on executing our strategic digital transformation and our unwavering commitment to remaining a trusted source of news, Gannett is well positioned to grow the company and its valuable assets to the benefit of Gannett shareholders and the communities we serve.

As a public company, Gannett's board would engage with any party that makes a bona fide, credible proposal that appropriately values the company and is capable of being closed. Gannett has said in the past that MNG's proposal fails that test, and the letter from Oaktree Strategic Credit does not alter the company's assessment of MNG's proposal.

No action is required by shareholders at this time.

Greenhill & Co., LLC and Goldman Sachs & Co. LLC are acting as financial advisors and Skadden, Arps, Slate, Meagher & Flom LLP is acting as legal advisor to Gannett.

About Gannett

Gannett Co., Inc. (NYSE: GCI) is an innovative, digitally focused media and marketing solutions company committed to strengthening communities across our network. With an unmatched local-to-national reach, Gannett touches the lives of more than 125 million people monthly with our Pulitzer-Prize winning content, consumer experiences and benefits, and advertiser products and services. Gannett brands include USA TODAY NETWORK with the iconic USA TODAY and more than 100 local media brands, digital marketing services companies ReachLocal, WordStream and SweetIQ, and U.K. media company Newsquest. To connect with us, visit www.gannett.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. The words “believe,” “expect,” “estimate,” “could,” “should,” “intend,” “may,” “plan,” “seek,” “anticipate,” “project” and similar expressions, among others, generally identify forward-looking statements, which speak only as of the date the statements were made and are not guarantees of future performance. Where, in any forward-looking statement, an expectation or belief as to future results or events is expressed, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. Whether or not any such forward-looking statements are in fact achieved will depend on future events, some of which are beyond our control. The matters discussed in these forward-looking statements are subject to a number of risks, trends, uncertainties and other factors that could cause actual results or events to differ materially from those projected, anticipated or implied in the forward-looking statements, including the matters described under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s annual report on Form 10-K for fiscal year 2018 and in the company’s other SEC filings.

Additional Information

On March 11, 2019, Gannett filed a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with its solicitation of proxies for its 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). Prior to the Annual Meeting, Gannett will file with the SEC and furnish to its stockholders a definitive proxy statement, together with a WHITE proxy card. INVESTORS AND SECURITY HOLDERS OF GANNETT ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the proxy statement (including any amendments or supplements thereto) and other documents filed with the SEC through the web site maintained by the SEC at www.sec.gov. Copies will also be available at no charge in the “Investor Relations” section of Gannett’s website, www.gannett.com.

Participants in the Solicitation

Gannett and its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Gannett’s stockholders in connection with the matters to be considered at the 2019 Annual Meeting. Detailed information regarding the identity of potential participants in the solicitation of proxies, and their direct or indirect interests, by security holdings or otherwise, is available in Gannett’s preliminary proxy statement and will be included in Gannett’s definitive proxy statement and other relevant documents to be filed by Gannett with the SEC in connection with the 2019 Annual Meeting. You may obtain free copies of these documents using the sources indicated above.

For investor inquiries, contact:
Stacy Cunningham
Vice President, Financial Analysis and Investor Relations
703-854-3168
investors@gannett.com

Arthur Crozier / Jennifer Shotwell / Larry Miller
Innisfree M&A Incorporated
(212) 750-5833

For media inquiries, contact:
Amber Allman
Vice President, Corporate Events & Communications
703-854-5358
aallman@gannett.com

Ed Trissel / Nick Lamplough / Tim Ragones
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449